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                                                                    Exhibit 99.1


Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

            KROGER REPORTS 22% INCREASE IN EARNINGS PER SHARE, BEFORE
              MERGER COSTS AND ONE-TIME EXPENSES, FOR FIRST QUARTER

                        SYNERGY SAVINGS NEAR $200 MILLION

         CINCINNATI, OH, June 20, 2000 -- The Kroger Co. (NYSE: KR) today reported record earnings of $0.33 per diluted share, excluding costs related to mergers and one-time expenses, for the 16-week first quarter ended May 20, 2000. These results represent an increase of 22% over the first quarter of 1999.

         Total sales for the first quarter increased 6.2% to $14.3 billion. Excluding sales from divested stores, total sales increased 6.8%. Identical food store sales rose 1.3% for the quarter, while comparable food store sales, which include relocations and expansions, rose 1.8%. Excluding the Fry's division, which has converted 35 former Smith's stores to the Fry's banner, identical food store sales increased 1.4% and comparable food store sales rose 1.9%.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the first quarter of 2000 totaled a record $982 million, an increase of 11.7% from a year ago.

         "We are very pleased with our strong first-quarter earnings performance, " said Joseph A. Pichler, Kroger chairman and chief executive officer. "These results were driven by merger synergies including margin improvement from corporate-wide merchandising programs, growth in private-label sales, and outstanding results from our manufacturing plants."


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         Estimated combined synergy savings from the merger with Fred Meyer and previous Fred Meyer mergers were $198 million at the end of the first quarter. This total represents an increase of $38 million from the end of fiscal 1999. Kroger remains on track to meet or exceed the combined synergy savings goals of $260 million in fiscal 2000, $345 million in fiscal 2001 and $380 million in fiscal 2002.

         "We are achieving synergy savings more quickly than initially projected. They contributed to an increase of 60 basis points in Kroger's gross profit margin," Mr. Pichler said.

         He also said Kroger made significant progress in reducing net working capital during the first quarter. Net working capital totaled $157 million, a decrease of $428 million from the end of fiscal 1999 and $197 million from the end of the third quarter of 1999, when the Company set a goal of reducing working capital by at least $500 million over five years.

         The Company also announced that it repurchased approximately 11.3 million shares of Kroger common stock during the first quarter at an average price of $18.52 per share, for a total of $209 million.

         Net total debt was $8.4 billion, a decrease of $355 million from year-end 1999 as a result of strong free cash flow from operations, including the improvement in net working capital. Compared to the first quarter of 1999, net total debt increased $77 million.

         During the first quarter of 2000, Kroger opened, expanded, relocated or acquired 57 stores. Overall square footage, excluding divested stores, increased 6.5% over the prior year. Excluding acquisitions, capital expenditures for the quarter totaled $455 million.

         During the first quarter, the Company incurred merger-related and one-time expenses of $280.4 million pre-tax, primarily consisting of asset write-downs in accordance with Statements of Financial Accounting Standards No.
121. Of this amount, $257.7 million was non-cash and $22.7 million was cash.


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         For fiscal year 2000, Mr. Pichler said that he expects Kroger to increase earnings per share, before merger-related and one-time expenses, at the upper range of the 16-18% target for the year.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. At the end of the first quarter, the Company operated 2,319 supermarkets and multi-department stores in 31 states under more than a dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, City Market, Food 4 Less and Quality Food Centers. Kroger also operates 792 convenience stores, 397 fine jewelry stores and 42 food processing plants.

                                      # # #


This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.


Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 11 a.m. (EDT) on June 20, 2000 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on June 20, 2000 through July 3, 2000.


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                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                             WITHOUT ONE-TIME ITEMS
                     (in millions, except per share amounts)


                                                                                                     FIRST QUARTER
                                                                                               --------------------------
                                                                                                 2000             1999
                                                                                               ---------        ---------
SALES                                                                                          $14,329.4        $13,493.1

COSTS AND EXPENSES:
      MERCHANDISE COSTS, INCLUDING ADVERTISING,
           WAREHOUSING AND TRANSPORTATION                                                       10,486.8          9,956.9
      OPERATING, GENERAL AND ADMINISTRATIVE                                                      2,652.6          2,469.5
      RENT                                                                                         220.1            199.3
      DEPRECIATION                                                                                 275.6            251.5
      AMORTIZATION OF GOODWILL                                                                      31.3             29.5
      DIVIDEND AND INTEREST INCOME                                                                  (3.9)            (2.7)
      INTEREST EXPENSE                                                                             209.9            201.6
                                                                                               ---------        ---------

           TOTAL                                                                                13,872.4         13,105.6
                                                                                               ---------        ---------

      INCOME BEFORE TAX EXPENSE                                                                    457.0            387.5

      TAX EXPENSE                                                                                  180.5            156.5
                                                                                               ---------        ---------

      NET INCOME                                                                               $   276.5        $   231.0
                                                                                               =========        =========


           NET INCOME PER BASIC COMMON SHARE                                                   $    0.33        $    0.28
                                                                                               =========        =========

           SHARES USED IN BASIC CALCULATION                                                        830.5            827.3

           NET INCOME PER DILUTED COMMON SHARE                                                 $    0.33        $    0.27
                                                                                               =========        =========

           SHARES USED IN DILUTED CALCULATION                                                      850.4            863.3


      EBITDA (1)                                                                               $   981.9        $   879.4
      LIFO CHARGE                                                                              $    12.0        $    12.0
      NET INTEREST                                                                             $   206.0        $   198.9

(1) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, and one-time items.


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                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                               WITH ONE-TIME ITEMS
                     (in millions, except per share amounts)

                                                                                                         FIRST QUARTER
                                                                                                  ----------------------------
                                                                                                    2000               1999
                                                                                                  ---------          ---------
SALES                                                                                             $14,329.4          $13,493.1

COSTS AND EXPENSES:
      MERCHANDISE COSTS, INCLUDING ADVERTISING,
           WAREHOUSING AND TRANSPORTATION (2)                                                      10,501.8            9,962.6
      OPERATING, GENERAL AND ADMINISTRATIVE (2)                                                     2,718.3            2,469.5
      RENT                                                                                            220.1              199.3
      DEPRECIATION                                                                                    275.6              251.5
      AMORTIZATION OF GOODWILL                                                                         31.3               29.5
      DIVIDEND AND INTEREST INCOME                                                                     (3.9)              (2.7)
      INTEREST EXPENSE                                                                                209.9              201.6
      IMPAIRMENT CHARGES (3)                                                                          190.9                  -
      MERGER RELATED COSTS                                                                              8.8               34.6
                                                                                                  ---------          ---------

           TOTAL                                                                                   14,152.8           13,145.9
                                                                                                  ---------          ---------

      INCOME BEFORE TAX EXPENSE                                                                       176.6              347.2

      TAX EXPENSE                                                                                      70.6              140.3
                                                                                                  ---------          ---------

      NET INCOME                                                                                  $   106.0          $   206.9
                                                                                                  =========          =========



           NET INCOME PER BASIC COMMON SHARE                                                      $    0.13          $    0.25
                                                                                                  =========          =========

           SHARES USED IN BASIC CALCULATION                                                           830.5              827.3

           NET INCOME PER DILUTED COMMON SHARE                                                    $    0.12          $    0.24
                                                                                                  =========          =========

           SHARES USED IN DILUTED CALCULATION                                                         850.4              863.3



      EBITDA (1)                                                                                  $   981.9          $   879.4
      LIFO CHARGE                                                                                 $    12.0          $    12.0
      NET INTEREST                                                                                $   206.0          $   198.9


      ONE-TIME EXPENSES IN MERCHANDISE COSTS (2)                                                  $    15.0          $     5.7
      ONE-TIME EXPENSES IN OG&A (2)                                                                    65.7                 --
      IMPAIRMENT CHARGES (3)                                                                          190.9                 --
      MERGER RELATED COSTS                                                                              8.8               34.6
                                                                                                  ---------          ---------

           TOTAL ONE-TIME ITEMS, MERGER COSTS,
              AND IMPAIRMENT CHARGES                                                              $   280.4          $    40.3
                                                                                                  =========          =========


(1) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, and one-time items.

(2) The one-time items in both 1999 and 2000 are costs related to mergers. The merchandise charges relate to inventory revaluations. The operating, general and administrative charges primarily relate to expenses for stores closed or to be closed.

(3) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.


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             % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS


                                                    2000           1999
                                                   ------         ------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
     WAREHOUSING AND TRANSPORTATION                73.18%         73.79%
OPERATING, GENERAL AND ADMINISTRATIVE              18.51%         18.30%

EFFECTIVE TAX RATE                                 39.50%         40.40%





            % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS


                                                    2000           1999
                                                   ------         ------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
     WAREHOUSING AND TRANSPORTATION                73.29%         73.83%
OPERATING, GENERAL AND ADMINISTRATIVE              18.97%         18.30%

EFFECTIVE TAX RATE                                 40.00%         40.40%


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